EXHIBIT 99.1

PRESS RELEASE

INX Announces Delay Of Fourth Quarter And Year End Results; Comments On Business

HOUSTON--(BUSINESS WIRE)--March 25, 2010--INX Inc. (NASDAQ: INXI; the “Company”; or “INX”) today announced that it will delay its fourth quarter earnings release and will not file its Form 10-K for the fiscal year ended December 31, 2009 by March 31, 2010.  The financial results release is being delayed in order to allow the Company additional time for the reexamination of the timing of its revenue recognition under Emerging Issues Task Force No. 00-21 ("EITF 00-21"), Revenue Arrangements with Multiple Deliverables, included in the Accounting Standards Codification under ASC 605-25.

DELAY OF PUBLICATION OF RESULTS:

During the process of closing its books for 2009, the Company identified errors in the application of EITF 00-21, including the identification of and accounting for deliverables under multi-element arrangements, including the treatment of individual product items as separate deliverables under multi-element arrangements, and the Company's application of the residual method of revenue recognition for such multi-element arrangements.  The Company is in the process of evaluating and quantifying the effect of these errors on the timing of revenue recognized in its current and previously issued financial statements.

The Company is working diligently on this matter and will make a further announcement in a subsequent press release regarding the timing of the release of financial results and the effect of any adjustments.  The Company intends to file its Annual Report on Form 10-K as soon as practicable.  The Company intends to file a Form 12b-25 with the Securities and Exchange Commission requesting an automatic extension of up to fifteen days to file the Form 10-K.

Commenting on the delay of the financial results, James Long, INX's Chairman and CEO, said “Unfortunately we must delay the filing of our Annual Report on Form 10-K and the announcement of our financial results for the reasons stated.  We are hopeful that we can resolve the issues causing this delay within the 15-day day automatic extension period, and we are making every effort to do so."

BUSINESS UPDATE:

While the Company is not prepared to announce results for its most recently completed quarter ended December 31, 2009, in the interest of transparency, and in an effort to provide investors with as much meaningful information as possible at this time, the Company is providing the information below, which information the Company does not expect to be impacted by the issues related to the application of EITF 00-21.

For the Company's fourth quarter ended December 31, 2009 (unaudited):

•	The Company currently expects to record a non-cash goodwill impairment charge of approximately $5 million in the quarter related to goodwill associated with past acquisitions.
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Customer product contract (order) bookings, which the Company believes provides an indication of the general trend in customer demand and business activity, were sequentially flat with the third quarter and increased by approximately 9% as compared to the prior year period.

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Product deliveries by Cisco Systems, the Company's primary product supplier, improved somewhat during the quarter, and net billings to customers for product shipments increased by approximately 27% compared to the third quarter, in large part due to Cisco Systems making progress reducing its larger than normal backlog related to extended lead times on certain products.

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Cisco Systems' product shipments during the quarter accelerated late in the quarter.  At the same time, partial shipments of orders made up a larger than normal portion of total shipments due to continued product availability issues.  These two factors together adversely impacted engineering utilization and the ability to perform certain professional services projects because of the lack of availability of the complete product set required to implement the total solution, or the required product arriving at the customer location late in the quarter.

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While we believe that Cisco Systems made substantial progress on shipping previously backordered products during the quarter, extended lead times for many products continued through the end of the fourth quarter and continue at this time.

•	The Company cannot provide comparative revenue data for the fourth quarter until the issues are resolved regarding the application of applying EITF 00-21.

As of December 31, 2009 (unaudited):

•	Cash and cash equivalents were approximately $13.2 million, compared to $12.1 million at September 30, 2009 and $10.9 million at December 31, 2008.
•	Short-term debt is expected to be approximately $209,000, compared to $198,000 at September 30, 2009 and $168,000 at December 31, 2008.
•	Long-term debt is expected to be approximately $222,000, compared to $267,000 at September 30, 2009 and $163,000 at December 31, 2008.

Commenting on the Company's business update announcement, Mr. Long said “Customer demand has generally improved during the past several months as we had expected, but some of that improvement in customer demand has been offset by continued product availability issues from our primary product supplier, Cisco Systems. Recent contract bookings and our sales pipeline have continued to improve, and sales staff input from customers is pointing towards continued improvement.  We believe the product availability issue that we have been experiencing recently, together with Cisco's recent positive guidance, are other indicators that the customer demand improvement we are seeing is occurring on a much broader scale, which is encouraging from a longer-term perspective.  Cisco product availability has improved somewhat, but continues to be an issue, and information provided to us by Cisco indicates that they expect continued improvement on this issue over the coming months."

SAFE HARBOR STATEMENT:

The statements contained in this document that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “pointing towards,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. The expected financial results and other financial information contained in this press release are preliminary and are subject to change until the point in time at which the Company files its Annual Report on Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission.

The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

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Events that occur after the date of this announcement, as the expected financial results and other financial information contained herein are subject to change based upon events or changes to circumstances subsequent to this announcement until the date that the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission.

•	Market and economic conditions, including capital expenditures by enterprises for network, telephone communications and data center systems products and services.
•	Credit and financial market conditions that could impact customers' ability to finance purchases.
•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.
•	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.
•	Unexpected customer contract cancellations.
•	Unexpected losses related to customer credit risk.
•	Uncertainties related to rapid changes in the information and communications technology industries.
•	Catastrophic events.
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Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K, as such may be amended from time to time, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. All information in this press release is as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP network communications and data center solutions for enterprise organizations. INX offers a suite of advanced technology solutions focused around the entire life-cycle of enterprise IP network communications and data center infrastructure. Service offerings are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies. Because of its focus, expertise and experience implementing and supporting advanced technology solutions for enterprises, INX is well positioned to deliver superior solutions and services to its customers. Additional information about INX can be found on the Web at www.inxi.com.

CONTACT:

INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com